Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2018 Third Quarter Financial Results
Fiscal 2018 Third Quarter Highlights
·	Net sales of $83.9 million, a decrease of 2.0% year over year
·	Gross margin expanded 300 basis points year over year to 54.2%
·	GAAP EPS of $0.37; Adjusted EPS of $0.25 per share
·	Announced the launch of a wireless ultrasound device
·	FDA granted Breakthrough designation to NanoKnifeÒ System for the treatment of Stage III pancreatic cancer

Latham, New York, March 29, 2018 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, surgery and oncology, today announced financial results for the third quarter of fiscal year 2018, which ended February 28, 2018.

“Our third quarter results demonstrate continued execution against our operational goals as evidenced by meaningful gross margin expansion and strong profitability. Revenue growth remains negatively impacted by competitive headwinds in our Venous and PICCs product lines, but we continue to believe that our ongoing portfolio evaluation and reshaping efforts will drive long-term sustainable top-line growth,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We

remain committed to creating value through both organic efforts and M&A as we continue transforming AngioDynamics into a dynamic leader in our industry.”
Third Quarter 2018 Financial Results

Net sales for the third quarter of fiscal 2018 were $83.9 million, a decrease of 2.0%, compared to $85.6 million a year ago, primarily related to declines in the Company’s Venous Insufficiency business, as well as a negative year-over-year comparison related to the RFA product line, which was discontinued in Japan. Japanese RFA sales in the third quarter of fiscal 2017 were $1.7 million.

Currency did not have a significant impact on the Company’s sales in the quarter.

Peripheral Vascular net sales in the third quarter of fiscal 2018 were $48.5 million, a decrease of 0.8% from $48.9 million a year ago, as growth in the Fluid Management, AngioVac, and Angiographic Catheter product lines was offset by declines in the Venous Insufficiency business. Vascular Access net sales were $23.3 million, a decrease of 1.7% from $23.7 million a year ago, as growth in Midlines and other BioFlo related products was more than offset by declines in PICCs. Oncology/Surgery net sales were $12.1 million, a decrease of 7.2% from $13.0 million a year ago, as lower sales related to the discontinued RFA product noted above were only partially offset by mid-teens growth in sales of both NanoKnife and the SoleroÒ Microwave Tissue Ablation System.

U.S. net sales in the third quarter of fiscal 2018 were $65.8 million, a decrease of 2.8% from $67.7 million a year ago, primarily due to declines in the Venous, PICCs, and RFA businesses. International net sales in the third quarter of fiscal 2018 were $18.1 million, an increase of 0.7% from $17.9 million a year ago, primarily due to consistent performance across each of the business units, partially offset by the decrease in sales of our discontinued RFA product line in Japan.

Gross margin for the third quarter of fiscal 2018 expanded 300 basis points to 54.2% from 51.2% a year ago largely as a result of ongoing operational improvements, recently completed facility consolidations, and the expiration of a royalty arrangement in the second quarter of this fiscal year.

The Company recorded net income of $14.0 million, or $0.37 per share, in the third quarter of fiscal 2018. This compares to net income of $2.9 million, or $0.08 per share, a year ago. The improvement in net income was primarily attributable to the re-measurement of deferred taxes pursuant to the U.S. Tax Reform, resulting in a tax benefit of $9.9 million, compared to a prior-year tax expense of $1.7 million.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the third quarter of fiscal 2018 was $9.5 million, or $0.25 per share, compared to adjusted net income of $6.9 million, or $0.19 per share, in the third quarter of fiscal 2017.

Adjusted EBITDAS in the third quarter of fiscal 2018, excluding the items shown in the reconciliation table below, was $16.8 million, compared to $14.9 million in the third quarter of fiscal 2017.

In the third quarter of fiscal 2018, the Company generated $4.3 million in operating cash flow and $3.9 million in free cash flow. As of February 28, 2018, the Company had $53.6 million in cash and cash equivalents and $93.8 million in debt, excluding the impact of deferred financing costs.

Nine Months Financial Results

For the nine months ended February 28, 2018:

·	Net sales were $256.0 million, a decrease of 2.6%, compared to $262.7 million for the same period a year ago.

·	The Company's net income was $14.2 million, or $0.38 per share, compared to net income of $17.9 million, or $0.49 per share, a year ago.

·
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the nine months ended February 28, 2018 was $19.9 million, or $0.53 per share, compared to adjusted net income of $20.2 million, or $0.55 per share, a year ago.

·	Adjusted EBITDAS, excluding the items shown in the reconciliation table below, was $41.5 million, compared to $44.4 million for the same period a year ago.

Fiscal Year 2018 Financial Guidance

The Company reaffirms its previously announced financial guidance and expects its fiscal year 2018 net sales in the range of $345 to $350 million and free cash flow in the range of $30 to $35 million, excluding the cash payment related to the previously disclosed Department of Justice legal matters that the Company now anticipates paying during the fourth quarter. The Company expects its adjusted earnings per share in the range of $0.64 to $0.68, excluding any impact from the recently enacted 2017 Tax Reform Act. Including the impact of Tax Reform, guidance for adjusted earnings per share is $0.70 to $0.74.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its third quarter 2018 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13677111.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Thursday, March 29, 2018, until 11:59 p.m. ET on Thursday, April 5, 2018. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13677111.
Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted gross margin, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net sales	$83,851	85,602	$255,968	$262,729
Cost of sales (exclusive of intangible amortization)	38,403	41,810	126,560	128,895
Gross profit	45,448	43,792	129,408	133,834
% of net sales	54.2%	51.2%	50.6%	50.9%

Operating expenses
Research and development	6,457	5,951	19,005	18,573
Sales and marketing	18,009	19,418	56,378	58,343
General and administrative	7,723	7,051	23,319	23,090
Amortization of intangibles	4,191	4,360	12,433	12,886
Change in fair value of contingent consideration	31	122	218	(15,386)
Acquisition, restructuring and other items, net	4,177	1,750	11,932	12,028
Total operating expenses	40,588	38,652	123,285	109,534
Operating income	4,860	5,140	6,123	24,300
Interest expense, net	(740)	(627)	(2,223)	(2,156)
Other income (expense), net	(49)	44	238	(269)
Total other expense, net	(789)	(583)	(1,985)	(2,425)
Income before income taxes	4,071	4,557	4,138	21,875
Income tax expense (benefit)	(9,948)	1,670	(10,095)	3,954
Net income	$14,019	$2,887	$14,233	$17,921

Earnings per share
Basic	$0.38	$0.08	$0.38	$0.49
Diluted	$0.37	$0.08	$0.38	$0.48

Weighted average shares outstanding
Basic	37,122	36,625	37,031	36,557
Diluted	37,442	37,126	37,358	37,068

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Gross profit	$45,448	$43,792	$129,408	$133,834

Recall expenses included in cost of sales	-	14	-	216
Adjusted gross profit	$45,448	$43,806	$129,408	$134,050
Adjusted gross profit % of sales	54.2%	51.2%	50.6%	51.0%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$14,019	$2,887	$14,233	$17,921

Recall expenses included in cost of sales	-	14	-	216
Amortization of intangibles	4,191	4,360	12,433	12,886
Change in fair value of contingent consideration	31	122	218	(15,386)
Acquisition, restructuring and other items, net (1)	4,177	1,750	11,932	12,028
Tax effect of non-GAAP items (2)	(12,893)	(2,219)	(18,890)	(7,429)
Adjusted net income	$9,525	$6,914	$19,926	$20,236

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Diluted earnings per share	$0.37	$0.08	$0.38	$0.48

Recall expenses included in cost of sales	-	-	-	0.01
Amortization of intangibles	0.11	0.12	0.33	0.34
Change in fair value of contingent consideration	0.00	0.00	0.01	(0.41)
Acquisition, restructuring and other items, net (1)	0.11	0.05	0.32	0.33
Tax effect of non-GAAP items (2)	(0.34)	(0.06)	(0.51)	(0.20)
Adjusted diluted earnings per share	$0.25	$0.19	$0.53	$0.55

Adjusted diluted share count	37,442	37,126	37,358	37,068

(1)  Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2)  Represents the net tax effect of non-GAAP adjustments.  On December 22, 2017, President Trump signed into law the tax legislation commonly known as the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21% and as such, resulted in an overall effective tax rate of 23%.  Since the enactment date occurred during FY 2018, a blended rate must be determined in accordance with IRC Section 15 and therefore the statutory rates are prorated based on the number of days within the taxable year before and after the effective date of the change in the tax rate.  The effective tax rate for the nine months ended February 28, 2018 is based on a blended rate of 30.62% that is used to tax effect the non-GAAP.   The effective tax rate for the three months ended February 28, 2018 includes a catch-up for the updated 23% effective tax rate, and as such, the effective tax rate is 23.62%.  The effective tax rate for the three and nine months ended February 28, 2017 was 36%.  The current and prior year tax rates are based on our historical non-GAAP earnings and our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$14,019	$2,887	$14,233	$17,921

Income tax expense (benefit)	(9,948)	1,670	(10,095)	3,954
Interest expense, net	740	627	2,223	2,156
Depreciation and amortization	5,718	6,169	17,395	18,455
Stock-based compensation	2,058	1,693	5,821	5,078
EBITDAS	$12,587	$13,046	29,577	47,564

Recall expenses included in cost of sales	-	14	-	216
Change in fair value of contingent consideration	31	122	218	(15,386)
Acquisition, restructuring and other items, net (1,2)	4,216	1,750	11,656	12,028
Adjusted EBITDAS	$16,834	$14,932	$41,451	$44,422

Per diluted share:
EBITDAS	$0.34	$0.35	$0.79	$1.28
Adjusted EBITDAS	$0.45	$0.40	$1.11	$1.20

(1)  Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2)  Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Nine months ended
				Currency	Constant				Currency	Constant
	February 28,	February 28,	%	Impact	Currency	February 28,	February 28,	%	Impact	Currency
	2018	2017	Growth	(Pos) Neg	Growth	2018	2017	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$48,517	$48,929	-1%			$149,751	$154,654	-3%
Vascular Access	23,279	23,680	-2%			69,091	72,238	-4%
Oncology/Surgery	12,055	12,993	-7%			37,126	35,837	4%
Total	$83,851	$85,602	-2%	0%	-2%	$255,968	$262,729	-3%	1%	-2%

Net Sales by Geography
United States	$65,787	$67,656	-3%	0%	-3%	$203,020	$211,295	-4%	0%	-4%
International	$18,064	$17,946	1%	2%	3%	52,948	51,434	3%	1%	4%
Total	$83,851	$85,602	-2%	0%	-2%	$255,968	$262,729	-3%	1%	-2%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	February 28,	May 31,
	2018	2017
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$52,292	$47,544
Marketable securities	1,281	1,215
Total cash and investments	53,573	48,759

Accounts receivable, net	41,827	44,523
Inventories	56,564	54,506
Prepaid income taxes	103	336
Prepaid expenses and other	4,502	5,790
Total current assets	156,569	153,914

Property, plant and equipment, net	43,058	45,234
Other assets	3,038	1,886
Intangible assets, net	134,512	145,675
Goodwill	361,252	361,252
Total Assets	$698,429	$707,961

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$16,350	$18,087
Accrued liabilities	30,973	38,804
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	2,080	9,625
Total current liabilities	54,403	71,516
Long-term debt, net of current portion	87,798	91,320
Deferred income taxes	15,962	26,112
Contingent consideration, net of current portion	1,149	3,136
Other long-term liabilities	789	850
Total Liabilities	160,101	192,934

Stockholders' equity	538,328	515,027
Total Liabilities and Stockholders' Equity	$698,429	$707,961

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$14,019	$2,887	$14,233	$17,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,718	6,169	17,395	18,455
Stock-based compensation	2,058	1,693	5,821	5,078
Change in fair value of contingent consideration	31	122	218	(15,386)
Deferred income taxes	(10,044)	1,554	(10,150)	3,624
Change in accounts receivable allowance	(315)	5	(35)	(605)
Fixed and intangible asset impairments and disposals	22	78	30	3,822
Write-off of other assets	-	-	-	2,685
Other	(78)	41	(635)	(535)
Changes in operating assets and liabilities:	-	-
Accounts receivables	598	3,855	2,897	6,898
Inventories	(2,511)	(1,027)	(1,913)	(2,585)
Prepaid expenses and other	155	(747)	(548)	(1,215)
Accounts payable, accrued and other liabilities	(5,338)	(265)	(9,797)	(1,405)
Net cash provided by operating activities	4,315	14,365	17,516	36,752

Cash flows from investing activities:
Additions to property, plant and equipment	(425)	(412)	(1,647)	(2,258)
Acquisition of intangible and other assets	(1,265)	-	(1,265)	-
Proceeds from sale or maturity of marketable securities	-	-	-	450
Net cash used in investing activities	(1,690)	(412)	(2,912)	(1,808)

Cash flows from financing activities:
Proceeds from issuance of and borrowings on long-term debt	-	-	-	116,471
Repayment of long-term debt	(1,250)	(17,721)	(3,750)	(139,131)
Deferred financing costs on long-term debt	-	(158)	-	(1,335)
Payment of acquisition related contingent consideration	-	-	(9,500)	(9,850)
Repurchase of common stock	-	-	-	(7,840)
Proceeds from exercise of stock options and employee stock purchase plan	822	3,865	2,560	10,269
Net cash used in financing activities	(428)	(14,014)	(10,690)	(31,416)

Effect of exchange rate changes on cash and cash equivalents	239	(32)	834	(290)
Increase in cash and cash equivalents	2,436	(93)	4,748	3,238

Cash and cash equivalents at beginning of period	49,856	35,664	47,544	32,333
Cash and cash equivalents at end of period	$52,292	$35,571	$52,292	$35,571

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)
Reconciliation of Free Cash Flows:

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net cash provided by operating activities	$4,315	$14,365	$17,516	$36,752
Additions to property, plant and equipment	(425)	(412)	(1,647)	(2,258)
Free Cash Flow	$3,890	$13,953	$15,869	$34,494